Exhibit 99.1

March 15, 2022

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2021 Results

Reports Net Income of $26.3 Million or $0.60 per Diluted Share, and Adjusted EBITDA of $33.8 Million

CLAYTON, Mo. (March 15, 2022) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights (all comparisons are with the fourth quarter of 2020)

●	Revenues were $107.1 million, up 115% from $49.9 million
●	Adjusted EBITDA was $25.7 million, up 141% from $10.8 million
●	Net income increased to $22.3 million, or $0.51 per diluted share, from $5.5 million, or $0.13 per diluted share.

2021 Financial Highlights (all comparisons are with the year ended December 31, 2020)

●	Revenues were $321.4 million, up 57% from $204.5 million
●	Adjusted EBITDA was $33.8 million, up 16.1% from $29.2 million
●	Net income decreased to $26.3 million, or $0.60 per diluted share, from $46.6 million, or $1.06 per diluted share.

“We ended the year with a strong fourth quarter that capped our recovery from a tumultuous beginning to 2021, when in February 2021, Winter Storm Uri brought severe disruption to the operation of our Batesville, AR manufacturing site. Its impact reduced our revenue by approximately $3 million and increased our energy costs by $7.8 million. Since then, our revenues have risen significantly, driven by our Biofuels segment, which saw fuel prices rise relentlessly and feedstock prices also reach record high levels. Our cost controls and buying strategy during this time ensured that biodiesel margins remained robust throughout the year.

Our chemicals business has stabilized, and we are now witnessing signs of increased demand as the economy adjusts to the impacts of COVID-19. We have recruited fresh talent to our Commercial and Technology teams, and we are executing plans to grow this segment in the year ahead.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2022 Regular Cash Dividends

FutureFuel declared a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the first quarter of 2022.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three months ended December 31:
			Dollar	%
	2021	2020	Change	Change
Revenues	$107,070	$49,863	$57,207	115%
Income from operations	$21,817	$5,695	$16,122	283%
Net income	$22,345	$5,472	$16,873	308%
Earnings per common share:
Basic	$0.51	$0.13	$0.38	292%
Diluted	$0.51	$0.13	$0.38	292%
Adjusted EBITDA	$25,861	$10,753	$15,108	141%

	Twelve months ended December 31:
			Dollar	%
	2021	2020	Change	Change
Revenues	$321,386	$204,505	$116,881	57%
Income from operations	$12,898	$22,339	$(9,441)	(42%)
Net income	$26,255	$46,564	$(20,309)	(44%)
Earnings per common share:
Basic	$0.60	$1.06	$(0.46)	(43%)
Diluted	$0.60	$1.06	$(0.46)	(43%)
Adjusted EBITDA	$33,848	$29,157	$4,691	16%

Consolidated Financial Results Q4 2021 versus Q4 2020

Fourth quarter revenue and gross profit increased primarily from higher average selling prices of biodiesel in the biofuel segment inclusive of RIN sales. Chemical revenue increased from the prior year quarter primarily from increased sales volumes on chemicals used in the energy market.

Operating expenses increased $1,136 from higher research and development expense primarily for the benefit of Good Manufacturing Practices (GMP) and compensation expense.

Other income decreased $2,997 in 2021 primarily from a reduction in realized and unrealized gains on equity securities.

Net income was $22,345 or $0.51 per diluted share for fourth quarter 2021 as compared with $5,472 or $0.13 per diluted share for fourth quarter 2020 for the same reasons described above.

Consolidated Financial Results 2021 versus 2020

Consolidated sales revenue increased $116,881 in 2021 compared to 2020. This increase primarily resulted from higher average selling prices in the biofuel segment reduced in part by lower sales volumes in the biofuel segment from the uncontrollable Winter Storm Uri event and in the chemical segment from two contracts that ended in 2020.  Our strategic plan is to utilize this available capacity for products requiring GMP and other processes for higher value specialty chemicals.

Gross profit decreased $7,770. This decrease was mainly attributable to i) exorbitant natural gas prices incurred in February from Winter Storm Uri along with the curtailed production of biodiesel driven by this event, and ii) the absence of two chemical contracts mentioned above.  Partially improving gross profit in the same comparative period was higher margins in the biofuel segment.

Operating expenses increased $1,671 from the impairment of intangible assets in 2021 and higher research and development expense primarily for the benefit of GMP.

Other income decreased $6,407 primarily from non-operating income recognized in 2020 of $8,350. Partially improving other income was the absence of realized and unrealized losses on equity securities in 2021 as compared to 2020.

FutureFuel reported net income of $26,255, or $0.60 per diluted share for 2021, compared with net income of $46,564, or $1.06 per diluted share for 2020.

Capital Expenditures

Capital expenditures were $1,456 in 2021, compared with $4,464 in 2020.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $184,711 as of December 31, 2021, compared with $262,526 as of December 31, 2020. The reduction in cash and cash equivalents and marketable securities resulted primarily from a special cash dividend paid of $109,408.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2020 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$137,521	$198,122
Accounts receivable, inclusive of the blenders' tax credit of $8,232 and $8,300 and net of allowances for bad debt of $67 and $63, respectively	29,374	22,813
Inventory	26,920	33,889
Marketable securities	47,190	64,404
Other current assets	14,828	23,377
Total current assets	255,833	342,605
Property, plant and equipment, net	82,901	91,544
Other assets	5,596	7,155
Total noncurrent assets	88,497	98,699
Total Assets	$344,330	$441,304
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $1,116, respectively	$22,823	$13,437
Dividends payable	-	10,498
Other current liabilities	12,233	9,053
Total current liabilities	35,056	32,988
Deferred revenue – long-term	16,755	21,861
Other noncurrent liabilities	3,591	14,572
Total noncurrent liabilities	20,346	36,433
Total liabilities	55,402	69,421
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 and 43,743,243 issued and outstanding as of December 31, 2021 and 2020	4	4
Accumulated other comprehensive income	178	208
Additional paid in capital	282,443	282,215
Retained earnings	6,303	89,456
Total Stockholders’ Equity	288,928	371,883
Total Liabilities and Stockholders’ Equity	$344,330	$441,304

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2021	2020
Revenue	$107,070	$49,863
Cost of goods sold and distribution	80,946	42,312
Gross profit	26,124	7,551
Selling, general, and administrative expenses	1,894	1,262
Research and development expenses	1,098	594
	2,992	1,856
Income from operations	23,132	5,695
Other income, net	925	3,922
Income before income taxes	24,057	9,617
Income tax provision	1,712	4,145
Net income	$22,345	$5,472

Earnings per common share
Basic	$0.51	$0.13
Diluted	$0.51	$0.13
Weighted average shares outstanding
Basic	43,763,243	43,743,243
Diluted	43,763,243	43,744,278

Comprehensive income
Net income	$22,345	$5,472
Other comprehensive income from unrealized net gains on available-for-sale securities	29	104
Income tax effect	(6)	(22)
Total unrealized gains, net of tax	23	82
Comprehensive income	$22,368	$5,554

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twelve months ended December 31:
	2021	2020
Revenue	$321,386	$204,505
Cost of goods sold and distribution	297,849	173,198
Gross profit	23,537	31,307
Selling, general, and administrative expenses	7,155	5,980
Research and development expenses	3,484	2,988
	10,639	8,968
Income from operations	12,898	22,339
Other income, net	3,032	9,439
Income before income taxes	15,930	31,778
Income tax benefit	(10,325)	(14,786)
Net income	$26,255	$46,564

Earnings per common share
Basic	$0.60	$1.06
Diluted	$0.60	$1.06
Weighted average shares outstanding
Basic	43,756,065	43,743,243
Diluted	43,756,113	43,744,150

Comprehensive income
Net income	$26,255	$46,564
Other comprehensive loss from unrealized net losses on available-for-sale securities	(38)	(111)
Income tax effect	8	23
Total unrealized losses, net of tax	(30)	(88)
Comprehensive income	$26,225	$46,476

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

(Dollars in thousands)

(Unaudited)

	2021	2020
Cash flows from operating activities
Net income	$26,255	$46,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,452	11,150
Amortization of deferred financing costs	95	108
Benefit for deferred income taxes	(10,454)	(610)
Change in fair value of equity securities	904	246
Change in fair value of derivative instruments	609	(390)
Loss (gain) on the sale of investments	(834)	4,129
Stock based compensation	-	49
Loss on disposal of property and equipment	11	31
Impairment of intangible asset	1,315	-
Noncash interest expense	32	43
Changes in operating assets and liabilities:
Accounts receivable	(7,929)	88,865
Accounts receivable – related parties	1,368	3,176
Inventory	6,969	3,684
Income tax receivable	7,908	(9,606)
Prepaid expenses	379	(2,035)
Prepaid expenses – related party	(4)	12
Other assets	732	658
Accounts payable	2,095	(48,639)
Accounts payable – related parties	6,927	(271)
Accrued expenses and other current liabilities	870	456
Accrued expenses and other current liabilities – related parties	1	(64)
Deferred revenue	(2,931)	(691)
Other noncurrent liabilities	(686)	(462)
Net cash provided by operating activities	44,084	96,403
Cash flows from investing activities
Collateralization of derivative instruments	(750)	158
Purchase of marketable securities	(23,546)	(5,073)
Proceeds from the sale of marketable securities	40,652	9,803
Proceeds from the sale of property and equipment	-	50
Proceeds from the sale of intangible asset	93	1
Capital expenditures	(1,456)	(4,464)
Net cash provided by investing activities	14,993	474
Cash flows from financing activities
Loan proceeds	-	8,180
Payment on loan	-	(8,180)
Proceeds from the issuance of stock	231	-
Minimum tax withholding on stock options exercised	(3)	-
Deferred financing costs	-	(477)
Equipment financing proceeds	-	119
Payment of dividends	(119,906)	(141,728)
Net cash used in financing activities	119,678	(142,086)
Net change in cash and cash equivalents	(60,601)	(45,209)
Cash and cash equivalents at beginning of period	198,122	243,331
Cash and cash equivalents at end of period	$137,521	$198,122

Cash paid for interest	$47	$2
Cash paid for income taxes	$83	$661
Noncash investing and financing activities:
Noncash capital expenditures	$364	$-
Noncash operating leases	$269	$442
Noncash items incurred for dividends	$-	$10,498

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2021	2020	2021	2020
Net income	$22,345	$5,472	$26,255	$46,564
Depreciation	2,565	2,596	10,452	11,150
Non-cash stock-based compensation	-	-	-	49
Interest and dividend income	(670)	(1,086)	(3,119)	(5,648)
Non-cash interest expense and amortization of deferred financing costs	31	32	127	151
Loss on disposal of property and equipment	-	82	11	31
Loss (gain) on derivative instruments	-	2,410	10,377	(4,379)
(Gain) loss on marketable securities	(122)	(2,898)	70	4,375
Other non-operating income	-	-	-	(8,350)
Income tax provision (benefit)	1,712	4,145	(10,325)	(14,786)
Adjusted EBITDA	$25,861	$10,753	$33,848	$29,157

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2021	2020
Net cash provided by operating activities	$44,084	$96,403
Benefit for deferred income taxes	10,454	610
Interest and dividend income	(3,119)	(5,648)
Income tax provision	(10,325)	(14,786)
Loss (gain) on derivative instruments	10,377	(4,379)
Change in fair value of derivative instruments	(609)	390
Changes in operating assets and liabilities, net	(15,699)	(35,083)
Other non-operating income	-	(8,350)
Impairment of intangible asset	(1,315)	-
Adjusted EBITDA	$33,848	$29,157

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended December 31:		Twelve months ended December 31:
	2021	2020	2021	2020
Revenue
Custom chemicals	$15,020	$11,765	$50,675	$63,894
Performance chemicals	4,174	4,145	16,867	15,284
Chemicals revenue	$19,194	$15,910	$67,542	$79,178
Biofuels revenue	87,876	33,953	253,844	125,327
Total Revenue	$107,070	$49,863	$321,386	$204,505

Segment gross profit
Chemicals	$5,881	$5,173	$13,970	$25,518
Biofuels	20,243	2,378	9,567	5,789
Total gross profit	$26,124	$7,551	$23,537	$31,307

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

# # #